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                                                                    EXHIBIT 21.1

                              FLANDERS CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

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
                          STATE OR OTHER
                          JURISDICTION OF
                           INCORPORATION          NAMES UNDER WHICH EACH
    SUBSIDIARY NAME       OR ORGANIZATION        SUBSIDIARY DOES BUSINESS
    ---------------       --------------- --------------------------------------
AirSeal Filters Housing,
 Inc. ..................  Texas           AirSeal Filter Housings, Inc.
Airseal West, Inc.......  Utah            Airseal West, Inc.
Charcoal Service Corpo-
 ration.................  North Carolina  Charcoal Service Corporation
Precisionaire, Inc. ....  Florida         Precisionaire, Inc.
Flanders International
 Pte, Ltd. .............  Singapore       Flanders International, Pte, Ltd.
Flanders Filters,
 Inc. ..................  North Carolina  Flanders Filters, Inc.
 Subsidiaries of Flan-
  ders Filters, Inc.
  Flanders Airpure West,
   Inc. ................  North Carolina  Flanders Airpure West, Inc.
  Flanders Airpure
   Products Company,
   LLC..................  North Carolina  Flanders Airpure Products Company, LLC
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